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                                                                    EXHIBIT 99.2




                      BHP PETROLEUM AMERICAS REFINING INC.
                        BHP PETROLEUM SOUTH PACIFIC INC.

                          COMBINED FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 1997 AND 1996
                                   (UNAUDITED)


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                      BHP PETROLEUM AMERICAS REFINING INC.
                        BHP PETROLEUM SOUTH PACIFIC INC.
                             COMBINED BALANCE SHEETS
                                   (UNAUDITED)
                                (Amounts in 000s)


                                  ASSETS                                 As of December 31,
                                                                    ---------------------------
                                                                       1997             1996
                                                                    ----------       ----------
CURRENT ASSETS
           Cash                                                     $    2,704       $    3,978
           Accounts receivable, net                                     45,044           59,865
           Due from affiliates - trade                                   7,096            7,742
           Due from affiliates - other                                   4,513           42,333
           Inventories                                                  84,331           63,682
           Other current assets                                          3,539            3,700
                                                                    ----------       ----------
                       Total current assets                            147,227          181,300
                                                                    ----------       ----------

PROPERTY, PLANT AND EQUIPMENT, net of
           accumulated depreciation and amortization                   331,247          382,101
                                                                    ----------       ----------

NON-CURRENT ASSETS
           Goodwill, net of accumulated amortization (Note 4)               --           31,426
           Other                                                         3,350            7,570
                                                                    ----------       ----------
                       Total non-current assets                          3,350           38,996
                                                                    ----------       ----------

                       Total Assets                                 $  481,824       $  602,397
                                                                    ==========       ==========


              The accompanying notes are an integral part of these
                         combined financial statements.




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

                      BHP PETROLEUM AMERICAS REFINING INC.
                        BHP PETROLEUM SOUTH PACIFIC INC.
                             COMBINED BALANCE SHEETS
                                   (UNAUDITED)
                                (Amounts in 000s)


                    LIABILITIES AND STOCKHOLDERS' EQUITY               As of December 31,
                                                                  ---------------------------
                                                                     1997             1996
                                                                  ----------       ----------
CURRENT LIABILITIES:
          Cash overdraft                                          $    4,842       $    8,485
          Accounts payable                                            10,545           18,610
          Due to affiliates - trade                                   20,485           29,799
          Capital lease obligations, current portion                   1,007              685
          Accrued liabilities                                         12,667           12,842
                                                                  ----------       ----------
                 Total current liabilities                            49,546           70,421
                                                                  ----------       ----------

NOTES PAYABLE TO AFFILIATE - noncurrent                              145,000          145,000
CAPITAL LEASE OBLIGATIONS, net of current portion                      8,751            5,496
DEFERRED INCOME TAXES                                                 36,086           62,839
OTHER LIABILITIES                                                     31,032           32,891

COMMITMENTS AND CONTINGENCIES (Note 7)

STOCKHOLDERS' EQUITY
          Common stock, no par value, 1,000,500 shares
                 authorized, issued and outstanding                    8,208            8,208
          Additional paid-in capital                                  52,362           52,362
          Retained earnings:
                 BHP Petroleum Americas Refining Inc.                140,517          216,490
                 BHP Petroleum South Pacific Inc.                     10,322            8,690
                                                                  ----------       ----------
                 Total stockholders' equity                          211,409          285,750
                                                                  ----------       ----------

                 Total Liabilities and Stockholders' Equity       $  481,824       $  602,397
                                                                  ==========       ==========


              The accompanying notes are an integral part of these
                         combined financial statements.




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                      BHP PETROLEUM AMERICAS REFINING INC.
                        BHP PETROLEUM SOUTH PACIFIC INC.
                        COMBINED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)
                                (Amounts in 000s)

                                                       Seven Months Ended December 31,
                                                       -------------------------------
                                                           1997             1996
                                                        ---------        ---------
REVENUES
        Sales and other revenue - trade                 $ 456,817        $ 520,483
        Sales and other revenue - affiliates               74,684           61,929
        Other income                                            3                3
                                                        ---------        ---------
               Total Revenue                              531,504          582,415
                                                        ---------        ---------

OPERATING COSTS AND EXPENSES
        Cost of sales                                     460,310          504,913
        Operating and selling                              25,543           24,190
        Depreciation and amortization (Note 4)                 --           16,834
                                                        ---------        ---------
               Total Operating Costs and Expenses         485,853          545,937
                                                        ---------        ---------

OPERATING INCOME                                           45,651           36,478

        General and administrative                        (10,648)         (10,325)
        Interest                                           (5,802)          (5,934)
        Capitalized interest                                1,097              749
                                                        ---------        ---------

INCOME BEFORE INCOME TAXES                                 30,298           20,968
Income tax provision                                      (11,876)          (8,783)
                                                        ---------        ---------

NET INCOME                                              $  18,422        $  12,185
                                                        =========        =========





              The accompanying notes are an integral part of these
                         combined financial statements.




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
                      BHP PETROLEUM AMERICAS REFINING INC.
                        BHP PETROLEUM SOUTH PACIFIC INC.
                        COMBINED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)
                                (Amounts in 000s)

                                                          Seven Months Ended December 31,
                                                          -------------------------------
                                                              1997              1996
                                                           ----------        ----------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income                                                 $   18,422        $   12,185
Adjustments to reconcile net income to net cash
      provided by operating activities:
      Depreciation and amortization                                --            16,834
      Deferred income taxes                                     5,427            (3,175)
      Changes in:
            Accounts receivable, net                            2,631           (15,952)
            Due from affiliates, trade and other               20,412           (16,964)
            Inventories                                          (467)          (11,328)
            Other assets                                        2,133             2,095
            Accounts payable and accrued liabilities          (11,855)           12,499
            Due to affiliates, trade                           (9,448)           25,212
            Other liabilities                                   2,492             1,145
                                                           ----------        ----------
      Net cash provided by operating activities                29,747            22,551

CASH FLOWS FROM INVESTING ACTIVITIES --
      Additions to property plant and equipment               (27,805)          (19,195)
CASH FLOWS FROM FINANCING ACTIVITIES --
      Repayment of principal on capital leases                   (658)             (421)
                                                           ----------        ----------

Net increase in cash                                            1,284             2,935
Cash, beginning of period                                       1,420             1,043
                                                           ----------        ----------
Cash, end of period                                        $    2,704        $    3,978
                                                           ==========        ==========




              The accompanying notes are an integral part of these
                         combined financial statements.





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                      BHP PETROLEUM AMERICAS REFINING INC.
                        BHP PETROLEUM SOUTH PACIFIC INC.
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                   (UNAUDITED)
                                (Dollars in 000s)


1.  ORGANIZATION

BHP Petroleum Americas Refining Inc. (BHPPAR), a Hawaii corporation, and BHP Petroleum South Pacific Inc. (BHPPSP), a California corporation, collectively referred to as "the Company," are affiliated companies and wholly-owned indirect subsidiaries of The Broken Hill Proprietary Company Limited (BHP), an Australian company. All capital and financing requirements of the Company are provided for by BHP, except for capital and operating leases.

BHPPAR operates an oil refinery, product storage and distribution facilities, and retail gasoline stations in the state of Hawaii. Crude oil is purchased through other BHP affiliates and shipped to Hawaii by tanker. Refined product exports usually are sold through other BHP affiliates. BHPPSP is a petroleum products marketer in American Samoa, and operates the government-owned product storage and distribution facilities. BHPPSP purchases most of its refined products from BHPPAR.

The Companies were part of a consolidated group, Pacific Resources, Inc. and Subsidiaries (PRI), purchased by BHP in March 1989. The purchase price was allocated to assets and liabilities based on fair values at the acquisition date. The purchase price in excess of fair values was reported as goodwill until May 1997 when the refinery assets were written down to estimated fair value and the unamortized goodwill was written off.

2.  BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

The Company's interim combined financial statements and notes thereto have been prepared by management without audit. Accordingly, the accompanying financial statements reflect all adjustments that, in the opinion of management, are necessary for a fair presentation of results for the periods presented. Such adjustments are of a normal recurring nature. Certain information and notes normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. However, management believes that the disclosures presented herein are adequate to make the information not misleading.

Combined Financial Statements - The combined financial statements include the accounts of BHPPAR and BHPPSP. These companies are combined to present the financial position and results of operations of BHP's downstream petroleum refining and marketing business. The combined financial statements have been prepared using the historical costs and results of operations of the affiliated entities. There were no significant differences in accounting methods or their application among the combining entities. All significant intercompany balances and transactions between the combined entities are eliminated.

Use of Estimates and Presentation - Preparation of the combined financial statements, in conformity with generally accepted accounting principles, requires management to make




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estimates and assumptions which affect the amounts of assets and liabilities, and disclosure of contingencies at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from these estimates.

Financial Instruments - The carrying amounts of financial instruments, including cash, accounts receivable, accounts payable, and certain other current liabilities, approximate fair value because of the short maturity of these instruments. The carrying amounts of the Company's long-term notes payable and other obligations approximate the Company's estimate of fair values of such items.

Hedging Activities - The Company periodically enters into hedging arrangements through BHP affiliates to manage petroleum price risks and not for speculative purposes. Gains and losses from hedging are recognized in income when the hedged transaction occurs. Historically, gains and losses from hedging transactions have not been material.

Inventories - Crude oil and refined products are valued at the lower of cost or market (net realizable value). Cost is determined primarily on the last-in, first-out (LIFO) basis. Other inventories held for sale, materials and supplies are stated at the lower of average cost, not in excess of market.

Property, Plant and Equipment - Property, plant and equipment is stated at cost. Major replacements, renewals and improvements are capitalized. Maintenance, repairs and replacements, which do not improve or extend the lives of assets, are charged to expense. In accordance with provisions of Statement of Financial Accounting Standards No. 121, no depreciation or amortization has been recorded since May 1997. In previous years, depreciation and amortization, including amortization of assets under capital leases, were computed using the straight-line method over estimated useful lives or lease terms, if shorter. Estimated useful lives range up to 20 years for buildings and up to 25 years for plant and equipment.

Refinery Maintenance Turnaround Costs - The costs of refinery unit shutdown and maintenance turnaround costs are included in other assets and amortized over the estimated period of benefit, generally one to three years, depending on the process unit.

Goodwill - Goodwill represents BHP's purchase price in excess of the fair values of net BHPPAR assets acquired in March 1989, after providing noncurrent deferred tax liabilities on the difference between the assets' fair values and their income tax basis. Goodwill was amortized on a straight-line, 20 year rate until the goodwill was determined to be without further value and was written off in May 1997.

Income Taxes - Deferred tax assets and liabilities are recognized for future income tax effects of temporary differences between financial statement carrying amounts and the related income tax bases of assets and liabilities. Deferred income tax assets and liabilities measurements are based on enacted tax rates expected to apply when the temporary differences are expected to be settled. The effect of tax rate changes on deferred tax assets and liabilities is recognized when rate changes are enacted.

Income taxes are computed and recorded as if each company were filing separate tax returns, although BHPPAR and BHPPSP are included in different federal and state consolidated income tax returns which include other BHP companies in the affiliated groups. Current income tax liabilities or refunds are settled with BHP through intercompany accounts.




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Environmental Expenditures - Environmental expenditures for current operations are expensed or capitalized, as appropriate. Expenditures are capitalized if they extend the useful lives of assets, increase capacity, or mitigate or prevent environmental contamination. Expenditures are expensed if they are for existing conditions caused by past operations, and if the expenditures will not contribute to future revenue generation. Liabilities are recorded when environmental assessments and/or remedial efforts are probable and when costs can be estimated reasonably. Such amounts are based on the estimated timing and extent of remedial actions required by regulatory agencies, experience gained from other sites where assessments and remediation have been completed, and the amount of the Company's estimated liability, considering proportional liability and financial abilities of other responsible parties. Adjustments to accrued liabilities are made as changes in conditions and estimated costs become known.

Pension Plans and Other Post-Employment Benefits - Pension costs are accounted for in conformity with Statements of Financial Accounting Standards No. 87 and
88. Funding is based on required contributions under the Employee Retirement Income Security Act of 1974. Other post-employment benefits, primarily medical insurance, are accounted for in conformity with Statement of Financial Accounting Standards No. 106.


3.  INVENTORIES

Inventories at December 31 consisted of:

                                                           1997             1996
                                                        ----------       ----------
      Crude oil and refined products                    $   75,366       $   53,977
      Merchandise and packaged petroleum products            1,189              868
      Materials and supplies                                 7,776            8,837
                                                        ----------       ----------

      Total inventories                                 $   84,331       $   63,682
                                                        ==========       ==========

At December 31, 1997 and 1996, crude oil and product inventories at LIFO cost were below current cost by approximately $7.8 million and $16.3 million, respectively.


4. PROPERTY, PLANT AND EQUIPMENT, GOODWILL, RELATED WRITE-DOWNS, AND CHANGE IN DEPRECIATION METHOD

In 1997 BHP developed a plan to sell the Company, engaged an investment advisor, completed an appraisal of assets, and began discussions with potential buyers. Management determined that net book value of refinery assets had been impaired based in part on the appraisal. The refinery property, plant and equipment were written down to estimated fair value in May 1997, based on an evaluation of these assets, related operating results, and in accordance with provisions of Statement of Financial Accounting Standards (SFAS) No. 121. The write-down, net of accumulated depreciation, amounted to $88.8 million ($54.2 million after a $34.6 million reduction in deferred income taxes). In accordance with SFAS No. 121, no depreciation and amortization expense has been included in the financial statements since May 1997. BHP reached an agreement in March 1998 to sell the Company, and as a result of the sale, the Company anticipates recognizing an estimated loss of approximately $120-125 million, in addition to the loss recognized in May 1997 (see Note 8). Substantially all of the loss is expected to be allocated to a further reduction in the fair value of the property, plant and equipment.




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In connection with management's determination that the carrying amount of refinery assets had become impaired, it was also determined that goodwill had no continuing value. Therefore, the remaining net goodwill of $30,351 ($51,636, net of accumulated amortization of $21,285) was also written off in May 1997. Goodwill amortization expense included in statements of operations was $1,505 for the seven months ended December 31, 1996.

5.   INCOME TAXES

The income tax provisions were 39% and 42% of income before income taxes for the seven months ended December 31, 1997 and 1996, respectively. The effective income tax rates differed from the normal 35% Federal income tax rate because of state income taxes and the effects of permanent differences between book and tax income, primarily the amortization of goodwill in 1996.

6.   RELATED PARTY BALANCES AND TRANSACTIONS

The Company enters into transactions with BHP-affiliated companies primarily for petroleum operations and general financing activities. Crude oil is purchased through BHP Petroleum affiliates in the U.S., Australia and Singapore. Crude oil transportation costs are either included in the purchase price or paid to an affiliated BHP Transport company. Export products are sold through BHP Petroleum affiliates.

Sales of refined products to BHP affiliates are negotiated with reference to current published market prices. Sales include export cargoes marketed primarily in Asia. Also, naphtha and LPG were sold to a Hawaii gas utility affiliate (the Gas Company) under term contracts. BHP sold the Gas Company to an unrelated company effective October 31, 1997, and continues to sell products to the Gas Company.

Domestic (Alaskan North Slope) crude oil is purchased from a BHP Petroleum affiliate at their cost, net of their price hedging transactions. BHPPAR also imports crude oil, primarily from Australia and Asia, under term agreements with BHP Petroleum affiliates, and purchase prices are determined by a formula using current published market prices.

7.   COMMITMENTS AND CONTINGENCIES

The Company is party to litigation and claims in the normal course of business. The outcome of individual matters is not predictable. However, management believes that the ultimate resolution of all of these matters, after considering insurance coverages, is not likely to have a material adverse effect on the Company's combined financial statements.

Environmental

The Company's operations are subject to various Federal and state environmental laws and regulations. The Company has received notices of violation or potential liability from the U.S. Environmental Protection Agency (EPA), the State of Hawaii Department of Health (HDOH) and private parties relating to various environmental matters associated with the Company's ownership and/or operations of its assets. There have been no significant changes in environmental matters disclosed in the audited financial statements for the fiscal year ended May 31, 1997.



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8.   SUBSEQUENT EVENT

On March 18, 1998, the Company's stockholders entered into a stock sale agreement with Tesoro Petroleum Corporation (Tesoro), whereby Tesoro will purchase all of the outstanding common stock of BHPPAR and BHPPSP. The sale is expected to close by the end of May 1998, subject to regulatory review and other customary conditions. The price to be paid at closing amounts to $275 million in cash (including a $5 million escrow deposit). After closing, the cash price will be increased by the amount that net working capital sold exceeds $100 million, or reduced by the amount that net working capital is less than $100 million. In addition, Tesoro will issue an unsecured, non-interest bearing, promissory note for $50 million payable in five equal annual installments of $10 million each, beginning in 2009. The note will provide for earlier payment, depending on earnings performance of the acquired assets.

The parties will execute a separate environmental agreement at closing, whereby the selling stockholders will indemnify Tesoro and the Company for environmental costs arising out of conditions which exist at, or existed prior to, closing subject to a maximum limit of $9.5 million. The environmental indemnity will survive for a ten-year period. Certain environmental liabilities of the Companies will be retained by BHP and are not subject to the $9.5 million indemnity.

As a result of the sale, the Company anticipates recognizing an estimated loss of approximately $120-125 million. This estimated loss will increase or decrease based on results of operations and changes in noncurrent assets and liabilities through the closing date. Substantially all of the loss is expected to be allocated to a further reduction in the fair value of the property, plant and equipment.




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